UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2026

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BEACON FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-15781	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 Clarendon Street

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 425-4600

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.01 per share	BBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Beacon Financial Corporation (the "Company") announced the retirement of Wm. Gordon Prescott as General Counsel and Corporate Secretary effective as of July 31, 2026. The Company also announced the appointment of John B. Eagan as General Counsel and Corporate Secretary effective as of August 1, 2026.

Item 8.01. Other Events.

Adoption of “Good Leaver” Policy

On July 29, 2026, the Board of Directors of the Company (the “Board”) adopted an Equity Award Treatment upon Retirement Policy (the “Good Leaver Policy”). The Good Leaver Policy applies to members of the Management Committee of the Company and other key employees selected by the Compensation Committee of the Board (the “Committee”).

The Good Leaver Policy establishes general guidelines and principles with respect to the Retirement (as defined below) of eligible participants and is designed to support the Company’s succession planning and talent development strategy. Under the Good Leaver Policy, subject to satisfaction of certain requirements and Committee approval, a participant will be eligible to receive full or partial continued vesting of certain equity awards as follows:

•	Time-based awards will continue to vest based upon the original vesting dates in the applicable award agreements.
•	Performance-based awards will continue to vest based upon actual performance at the end of the applicable performance period.
•	Awards that were granted in the year of Retirement will be prorated based on time worked by the participant during the year.

The participant will also be required to sign a release of claims and to reaffirm or enter into to certain post-employment restrictive covenants, including non-competition, non-solicitation and confidentiality obligations, in order to retain his or her awards.

For purposes of the Good Leaver Policy, “Retirement” means a voluntary termination by a participant (i) whose age and years of continuous service equals or exceeds 65, and (ii) has completed at least 5 years of continuous service with the Company. The Committee may, in its sole discretion, determine that a participant should be deemed to have satisfied the Retirement requirement even if he or she does not satisfy the foregoing criteria.

The foregoing description of the Good Leaver Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Good Leaver Policy, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Equity Award Treatment Upon Retirement (“Good Leaver”) Policy
99.1	Press Release of Beacon Financial Corporation, issued August 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON FINANCIAL CORPORATION

Date: August 3, 2026	By:	/s/ John B. Eagan
John B. Eagan
General Counsel and Corporate Secretary